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                                                                   Exhibit 23(b)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form S-3 of our report for the years ended December 31, 1991 dated February 21, 1992, except with respect to the information discussed in Note 27, as to which the date is October 21, 1992, incorporated by reference in First Tennessee National Corporation's Form 10-K for the year ended December 31, 1993, and to all references to our firm included in this registration statement.


Baylor and Backus
Certified Public Accountants

Johnson City, Tennessee

April 14, 1994